UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): July 9, 2019

MYND ANALYTICS, INC.

(Exact name of Company as specified in its charter)

Delaware	001-35527	87-0419387
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

26522 La Alameda

Mission Viejo, CA 92691

(Address of principal executive offices)

(949) 420-4400

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	MYND	The Nasdaq Stock Market LLC
Warrants to Purchase Common Stock	MYNDW	The Nasdaq Stock Market LLC

Item 5.07 Submission of Matters to a Vote of Security Holders.

Mynd Analytics, Inc. (the “Company”) held a Special Meeting of Stockholders on July 9, 2019 (the “Special Meeting”). As of the June 7, 2019 record date, there were 12,701,266 shares of MYnd common stock and 550,000 shares of MYnd preferred stock issued and outstanding entitled to notice of and to vote at the Special Meeting.

At the Special Meeting, 8,575,628 shares, or approximately 64.7% of shares entitled to vote, were present on-line or represented by proxy at the Special Meeting, which constituted a quorum.

Having received the affirmative vote of a majority of the votes cast at the Special Meeting, all of the proposals voted on at the Special Meeting were passed, with the final voting tabulation for each proposal given below:

	For	Against	Abstain
Approval of Proposal No. 1 (Approve the issuance of shares of MYnd common stock to Emmaus stockholders pursuant to the terms of the Merger Agreement, as provided in Proposal No. 1 of the Proxy Statement):	8,386,231	181,235	8,162

	For	Against	Abstain
Approval of Proposal No. 2 (Approval of the spin-off transaction whereby all of the business and assets of MYnd and those liabilities of MYnd not retained by MYnd in connection with the Merger will be contributed to a wholly-owned subsidiary of MYnd, referred to as Telemynd, and holders of record of MYnd’s common stock on July 15, 2019 will receive a pro rata distribution of Telemynd’s common stock based upon a distribution ratio to be determined by MYnd, contingent upon the consummation of the Merger, as provided in Proposal No. 2 of the Proxy Statement):	8,378,793	188,772	8,063

	For	Against	Abstain
Approval of Proposal No. 3 (Approval of an amendment to the certificate of incorporation of MYnd changing the MYnd corporate name to “Emmaus Life Sciences, Inc.”, as provided in Proposal No. 3 of the Proxy Statement):	8,378,382	182,507	14,739

	For	Against	Abstain
Approval of Proposal No. 4 (Approval of certificate of amendment to the certificate of incorporation of MYnd to effect a reverse stock split of MYnd common stock in accordance with a ratio to be determined by mutual agreement of MYnd and Emmaus, and approved by MYnd’s board of directors, within a range of one share of MYnd common stock for every two to ten shares of MYnd common stock (or any number in between), as provided in Proposal No. 4 of the Proxy Statement):	8,359,398	202,993	13,237

	For	Against	Abstain
Approval of Proposal No. 5 (Approval on a non-binding advisory vote basis of compensation that will or may become payable by MYnd to its named executive officers in connection with the Merger, as provided in Proposal No. 5 of the Proxy Statement):	8,243,937	296,376	35,315

	For	Against	Abstain
Approval of Proposal No. 6 (Approval of the adjournment of the special meeting, if necessary, to solicit additional proxies to vote in favor of the foregoing proposals, as provided in Proposal No. 6 of the Proxy Statement):	8,347,185	207,528	20,915

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MYND ANALYTICS, INC.

July 12, 2019	By:	/s/ Donald D’Ambrosio
Name: Donald D’Ambrosio
Title: Chief Financial Officer

2